SOURCE: HUDSON VALLEY HOLDING CORP.

FOR IMMEDIATE RELEASE	CONTACT

Hudson Valley Holding Corp. 21 Scarsdale Road Yonkers, NY 10707	Stephen R. Brown President & CEO (914) 771-3073

HUDSON VALLEY HOLDING CORP. NAMES MICHAEL INDIVERI TO SERVE AS
CFO OF THE $2.8 BILLION METRO NEW YORK BANK

YONKERS, N.Y. – May 13, 2013 – Hudson Valley Holding Corp. (NYSE: HVB) named Michael J. Indiveri, CPA to serve as Executive Vice President and Chief Financial Officer of the $2.8 billion-asset commercial bank.

Indiveri has more than 20 years of experience serving as a commercial banks and thrift CFO, most recently at the $3.5 billion-asset Amalgamated Bank in New York City. In addition, he is Chairman of the Audit Committee and a member of the Governance and Nominating Committee at Retail Opportunity Investments Corporation, a NASDAQ listed company, where he has served as a member of the board of directors since the real estate investment trust’s (REIT) inception in 2007.

“We’re delighted to be adding a seasoned financial executive with considerable industry experience along with extensive knowledge of our market area,” President and Chief Executive Officer Stephen R. Brown said.  “Michael is a highly regarded bank executive in Metro New York whom we’ve known for years, and his proven experience in strategic plan execution and financial performance enhancement is a tremendous asset to Hudson Valley.  We are focused on becoming a more nimble, sophisticated and competitively positioned bank, and attracting such high caliber talent with a track record of building long-term shareholder value will aid our progression along this path.”

Indiveri replaces interim CFO Andrew J. Reinhart, who returns to his previous role as Hudson Valley’s Controller and Assistant Treasurer. As announced last year, the company commenced a national search for a permanent finance chief when the board of directors promoted then-CFO Brown to serve as President and CEO.

Prior to joining Hudson Valley, Indiveri provided independent financial and accounting consulting services to a community bank with nearly $1 billion in assets. From 2007 to 2011, he was Executive Vice President and CFO of Amalgamated. From 1997 until 2007, Indiveri served as Executive Vice President and CFO and a member of the Board of Directors of Yonkers’ City & Suburban Federal Savings Bank, where he was recruited to join a new management team that successfully turned around the $670 million-asset thrift and operated it until its sale to another local community bank for a premium of about 220% of tangible book value.

Indiveri has also served as CFO of New York Federal Savings Bank and Savings Bank of Rockland County, spent seven years in the corporate finance group at Chase Manhattan Bank, and began his banking career at City Federal Savings Bank in 1977.

The Bronx native received an M.B.A. in Finance from Fordham University and a B.A. in Political Science from Rutgers University. Active in the community, Indiveri currently serves as a director of All Hallows High School.

Indiveri’s appointment to serve as CFO of Hudson Valley Holding Corp. and its Hudson Valley Bank subsidiary is effective immediately.

About Hudson Valley Holding Corp.: Through its Hudson Valley Bank subsidiary, Hudson Valley Holding Corp. (NYSE: HVB) serves small- and mid-sized businesses, professional services firms, not-for-profit organizations and select individuals in metropolitan New York. Headquartered in Yonkers, N.Y., the company provides a full range of banking, trust and investment management services to niche commercial customers and their principals throughout Westchester and Rockland counties, the Bronx, Brooklyn and Manhattan. Hudson Valley is the largest bank headquartered in Westchester County, with $2.8 billion in assets, $2.5 billion in deposits and 36 branches at March 31, 2013. Its common stock is traded on the New York Stock Exchange and is a Russell 3000® Index component. More information is available at www.hudsonvalleybank.com.

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Hudson Valley Holding Corp. (“Hudson Valley”) has made in this press release various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to earnings, credit quality and other financial and business matters for periods subsequent to March 31, 2013. These statements may be identified by such forward-looking terminology as “expect”, “may”, “will”, “anticipate”, “continue”, “believe” or similar statements or variations of such terms. Hudson Valley cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements relating to subsequent periods increasingly are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, in addition to those risk factors disclosed in the Hudson Valley’s Annual Report on Form 10-K for the year ended December 31, 2012 include, but are not limited to:

•	our ability to comply with the formal agreement entered into with the Office of the Comptroller of the Currency (the “OCC”) and any additional restrictions placed on us as a result of future regulatory exams or changes in regulatory policy implemented by the OCC or other bank regulators;

•	the OCC and other bank regulators may require us to further modify or change our mix of assets, including our concentration in certain types of loans, or require us to take further remedial actions;

•	the results of the investigation of A.R. Schmeidler & Co., Inc. by the Securities and Exchange Commission (the “SEC”) and the Department of Labor (the “DOL”) and the possibility that our management’s attention will be diverted to the SEC and DOL investigations and settlement discussions and we will incur further costs and legal expenses;

•	the adverse effects on the business of A.R. Schmeidler & Co., Inc. and our trust department arising from a settlement with the SEC and DOL investigations;

•	our inability to pay quarterly cash dividends to shareholders in light of our earnings, the current and future economic environment, Federal Reserve Board guidance, our Bank’s capital plan and other regulatory requirements applicable to Hudson Valley or Hudson Valley Bank;

•	the possibility that we may need to raise additional capital in the future and our ability to raise such capital on terms that are favorable to us;

•	further increases in our non-performing loans and allowance for loan losses;

•	ineffectiveness in managing our commercial real estate portfolio;

•	lower than expected future performance of our investment portfolio;

•	a lack of opportunities for growth, plans for expansion (including opening new branches) and increased or unexpected competition in attracting and retaining customers;

•	continued poor economic conditions generally and in our market area in particular, which may adversely affect the ability of borrowers to repay their loans and the value of real property or other property held as collateral for such loans;

•	lower than expected demand for our products and services;

•	possible impairment of our goodwill and other intangible assets;

•	our inability to manage interest rate risk;

•	increased expense and burdens resulting from the regulatory environment in which we operate and our inability to comply with existing and future regulatory requirements;

•	our inability to maintain regulatory capital above the minimum levels Hudson Valley Bank has set as its minimum capital levels in its capital plan provided to the OCC, or such higher capital levels as may be required;

•	proposed legislative and regulatory action may adversely affect us and the financial services industry;

•	future increased Federal Deposit Insurance Corporation, or FDIC, special assessments or changes to regular assessments;

•	potential liabilities under federal and state environmental laws;

We assume no obligation for updating any such forward-looking statements at any given time.